Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Avago Technologies Limited of our report dated December 16, 2008 relating to the financial statements and financial statement schedule of Avago Technologies Limited, which appears in Avago Technologies Limited’s Registration Statement on Form S-1 (Registration No. 333-153127), as amended, filed with the Securities and Exchange Commission.

/s/ Pricewaterhouse Coopers LLP

San Jose, California

September 3, 2009